www.centex.com P.O. Box 199000 Dallas, Texas 75219-9000 2728 North Harwood Dallas, Texas 75201-1516 Phone: (214) 981-5000
N e w s R e l e a s e

FOR IMMEDIATE RELEASE
For additional information, contact at (214) 981-5000:
Matthew G. Moyer, Vice President—Investor Relations
http://www.centex.com
CENTEX REPORTS FIRST QUARTER RESULTS
First quarter earnings per diluted share from continuing operations of $1.39
DALLAS — July 24, 2006: Centex Corporation (NYSE: CTX) today announced results, including operating earnings and diluted earnings per share, for the quarter ended June 30, 2006.
Highlights of the quarter ended June 30, 2006 (compared to last year’s first quarter):
•	Home closings increased 1% to 8,318

•	Revenues grew 13% to $3.27 billion

•	Home Building operating earnings decreased 17% to $281 million

•	Earnings per diluted share from continuing operations declined 11% to $1.39

•	Unit backlog declined 17% on a decrease in sales (orders) of 21%
     Tim Eller, Centex Corporation Chairman and CEO, said, “We have responded to the significant variations in local market conditions with a strategy that balances sales pace with margin performance, and this is reflected in our results for our first fiscal quarter of 2007. We are placing emphasis on the development of balance sheet capacity over growth in our land position. This investment capacity, along with our geographic and segment diversification, will enable us to capitalize on growth and consolidation opportunities as individual markets rebound.”
HOME BUILDING
     Fiscal 2007’s first quarter revenues were $2.65 billion, 10% higher than the same quarter last year. Operating earnings were $281 million for the quarter, 17% lower than the same quarter a year ago.
     The 17% decrease in operating earnings reflected a 360 basis point decline in total home building operating margin in this year’s first quarter, a 1% increase in closings to 8,318 homes and an 8% increase in the average sales prices of homes delivered.
     The total home building operating margin, including land sales, was 10.6% mainly due to a 260 basis point decline in housing operating margin, primarily related to increased sales incentives. Also affecting the home building operating margin was a $23 million loss from land related

Centex Corporation, Page 2 of 3
operations, including the write off of $36 million of option deposits and pre-acquisition costs.
OTHER BUSINESSES
Financial Services
     Operating earnings from Financial Services totaled $23 million for the first quarter of fiscal 2007, 9% higher than the same quarter a year ago. CTX Mortgage originated loans for 77% of Centex Homes’ buyers during the first quarter, up two percentage points versus last year’s first quarter. Centex’s Financial Services operations provide Centex home buyers with a streamlined home-closing and settlement process, key to ensuring customer satisfaction and quality.
Construction Services
     Operating earnings from Construction Services were $7 million for the first quarter this year, resulting in an operating margin of 1.4%, up 62 basis points from last year’s first quarter. New contracts for the quarter were approximately $442 million, increasing the backlog of uncompleted construction contracts at June 30, 2006 to $2.90 billion, 23% more than a year ago.
ADDITIONAL DEVELOPMENTS
     As previously announced, Centex Corporation completed the sale of its sub-prime home equity lending operation, Centex Home Equity Company, LLC (CHEC), to an affiliate of Fortress Investment Group, LLC. Centex estimates total, net after-tax proceeds will approximate $540 million, subject to certain ordinary post-closing adjustments. The purchase price consisted of a payment based on the book value of the company, plus a premium calculated in accordance with agreed upon procedures. Additionally, Centex has the potential to receive an additional payment based on the volume of mortgage loans originated by CHEC during the two-year period after the closing.
     In the first fiscal quarter, Centex repurchased 3,500,000 shares at an average price of $53.46 per share. Additionally, since July 1, 2006, the company repurchased another 1,000,000 shares at an average price of $50.80. There are 10,000,000 shares remaining in the current repurchase authorization.
OUTLOOK
     Taking into consideration its current backlog and the uncertainty of the current housing market conditions, Centex’s full year 2007 earnings guidance is now $7.00 per fully diluted share from continuing operations. Additionally, Centex’s guidance for its second fiscal quarter ending September 30, 2006 is $1.40 per fully diluted share from continuing operations.
     Despite the supply-driven correction occurring now, the company believes that the fundamentals driving industry demand remain strong and that Centex is poised to extend its leadership position in key markets in this environment.

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Centex Corporation, Page 3 of 3
     Centex’s senior management will conduct a conference call to discuss the first quarter fiscal year 2007 financial results at 10 a.m. Eastern Time (9 a.m. Central Time) on Tuesday, July 25. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.
# # #
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which is on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. Centex’s earnings guidance assumes that share repurchases will be made during the fiscal year. If repurchases are not made as anticipated, our earnings per share will be affected and may be lower. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Home Building Data
(5) Housing Activity by Geographic Area
(6) Housing Activity Dollar Values by Geographic Area
(7) Supplemental Financial Services Data
(8) Supplemental Financial Data

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Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended
	June 30,
	(unaudited)
	2006	2005 (B)	Change
Revenues
Home Building	$2,649,837	$2,399,177	10%
Financial Services (A)	122,741	109,988	12%
Construction Services	501,460	366,055	37%
Other (Including Intersegment Eliminations)	(615)	24,690	(102%)

Total	$3,273,423	$2,899,910	13%

Operating Earnings
Home Building	$281,376	$340,904	(17%)
Financial Services (A)	23,087	21,277	9%
Construction Services	6,811	2,696	153%
Other (Including Intersegment Eliminations)	(3,420)	(2,761)	(24%)

Total Operating Earnings	307,854	362,116	(15%)

Corporate General Expenses	(24,233)	(20,602)
Interest Expense	—	(2,624)

Earnings from Continuing Operations Before Income Taxes	283,621	338,890	(16%)
Income Taxes	(108,054)	(128,051)

Earnings from Continuing Operations	175,567	210,839	(17%)
(Loss) Earnings from Discontinued Operations, net (A)	(15,310)	22,831

Net Earnings	$160,257	$233,670	(31%)

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$1.44	$1.64	(12%)
(Loss) Earnings per Share — Discontinued Operations	(0.13)	0.18

Earnings Per Share — Basic	$1.31	$1.82	(28%)

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$1.39	$1.57	(11%)
(Loss) Earnings per Share — Discontinued Operations	(0.12)	0.17

Earnings Per Share — Diluted	$1.27	$1.74	(27%)

Average Shares Outstanding:
Basic	121,969,085	128,672,028	(5%)
Diluted	126,233,469	134,584,442	(6%)

(A)	Financial Services excludes the Centex Home Equity operation which was sold in July, 2006 and is reflected in discontinued operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation (A)		Financial Services
	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2006	2006	2006	2006	2006	2006
Assets
Cash -
Unrestricted	$86	$47	$75	$37	$11	$10
Restricted	132	135	71	71	61	64
Receivables -
Residential Mortgage Loans Held for Sale	1,773	2,130	—	—	1,773	2,130
Other Receivables	660	704	620	660	40	44
Inventories -
Homebuilding	9,604	8,828	9,604	8,828	—	—
Land Held Under Option Agreements not Owned	479	818	479	818	—	—
Other	11	12	5	6	6	6
Investments	287	310	905	965	—	—
Property and Equipment, net	171	183	150	161	21	22
Goodwill	221	219	209	207	12	12
Deferred Charges and Other Assets	498	469	463	430	35	39
Assets of Discontinued Operations	7,851	7,510	—	—	7,851	7,510

	$21,773	$21,365	$12,581	$12,183	$9,810	$9,837

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,388	$2,760	$2,295	$2,658	$53	$93
Debt
Non-Financial Services	4,842	3,982	4,842	3,982	—	—
Financial Services	1,706	2,077	—	—	1,706	2,077
Liabilities of Discontinued Operations	7,392	7,002	—	—	7,392	7,002
Minority Interests	422	532	421	531	1	1
Stockholders’ Equity	5,023	5,012	5,023	5,012	658	664

	$21,773	$21,365	$12,581	$12,183	$9,810	$9,837

(A)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3
Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries (A)		Centex Corporation (B)		Financial Services (A)
	For the Quarter Ended June 30,		For the Quarter Ended June 30,		For the Quarter Ended June 30,
	2006	2005	2006	2005	2006	2005
Cash Flows — Operating Activities
Net Earnings	$160	$234	$160	$234	$(1)	$29
Adjustments -
Depreciation and Amortization	16	16	12	12	4	4
Other Noncash Adjustments	66	(82)	23	(12)	58	(75)
Decrease (Increase) in Loans Held for Sale	357	(245)	—	—	357	(245)
(Increase) Decrease in Inventories	(737)	(755)	(737)	(757)	—	2
Other Operating Activities	(411)	(141)	(308)	(167)	(125)	72

	(549)	(973)	(850)	(690)	293	(213)

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(287)	(318)	—	—	(287)	(318)
Other Investing Activities	22	(14)	45	(55)	(1)	(4)

	(265)	(332)	45	(55)	(288)	(322)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	444	421	624	181	(180)	240
Issuance of Long-Term Debt, net	612	488	397	164	215	324
Other Financing Activities	(178)	(43)	(178)	(43)	(14)	(25)

	878	866	843	302	21	539

Effect of Exchange Rate on Cash	—	(1)	—	(1)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	64	(440)	38	(444)	26	4
Cash and Cash Equivalents at Beginning of Period	48	503	37	491	11	12

Cash and Cash Equivalents at End of Period	$112	$63	$75	$47	$37	$16

(A)	Beginning and ending cash balances include cash from the discontinued operations of Financial Services’ Home Equity operations — approximately $1 million as of March 31, 2006 and 2005, $26 million as of June 30, 2006, and $1 million as of June 30, 2005.

(B)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended June 30,
	2006		2005
HOME BUILDING
Revenues — Housing	$2,562,058	100.0%	$2,358,128	100.0%
Cost of Sales — Housing	(1,866,511)	(72.9%)	(1,673,604)	(71.0%)

Gross Margin — Housing	695,547	27.1%	684,524	29.0%

Revenues — Land Sales & Other	87,779		41,049
Cost of Sales — Land Sales & Other	(104,777)		(37,116)

Gross Margin — Land Sales & Other	(16,998)		3,933

Total Gross Margin	678,549	25.6%	688,457	28.7%

Selling, General & Administrative	(407,841)	(15.4%)	(359,967)	(15.0%)

Other Income	10,668	0.4%	12,414	0.5%

Operating Earnings	$281,376	10.6%	$340,904	14.2%

Units Closed	8,318		8,235

Average Unit Sales Price	$308,014		$286,354
% Change	7.6%		12.9%

Operating Earnings per Unit	$33,827		$41,397
% Change	(18.3%)		36.7%

Average Neighborhoods	669		605
% Change	10.6%		6.1%
LOT POSITION

	As of June 30,
	2006	2005	Change
Lot Owned and Controlled:

Lots Owned	112,976	106,584	6%

Lots Controlled	169,614	179,186	(5%)

Total	282,590	285,770	(1%)

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended June 30,
	2006	2005	Change
Mid-Atlantic	1,653	1,545	7%

Southeast	1,298	1,453	(11%)

Midwest	1,551	1,565	(1%)

Southwest	2,314	2,188	6%

West Coast	1,502	1,484	1%

	8,318	8,235	1%

	Sales (Orders) Backlog
	As of June 30,
	2006	2005	Change
Mid-Atlantic	2,969	3,887	(24%)

Southeast	3,857	5,388	(28%)

Midwest	2,684	3,382	(21%)

Southwest	4,343	4,513	(4%)

West Coast	3,466	3,603	(4%)

	17,319	20,773	(17%)

	Sales (Orders)
	Quarter Ended June 30,
	2006	2005	Change
Mid-Atlantic	1,549	2,010	(23%)

Southeast	1,039	1,835	(43%)

Midwest	1,480	1,635	(9%)

Southwest	2,563	3,013	(15%)

West Coast	1,619	1,926	(16%)

	8,250	10,419	(21%)

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Values) by Geographic Area

	Housing Revenues - Closings
	(Dollars in thousands)
	Quarter Ended June 30,
	2006	2005	Change
Mid-Atlantic	$543,973	$497,278	9%

Southeast	397,938	395,195	1%

Midwest	354,759	334,608	6%

Southwest	487,390	379,236	29%

West Coast	777,998	751,811	3%

	$2,562,058	$2,358,128	9%

	Sales (Orders) Backlog Value
	(Dollars in thousands)
	As of June 30,
	2006	2005	Change
Mid-Atlantic	$1,013,154	$1,399,791	(28%)

Southeast	1,291,278	1,530,299	(16%)

Midwest	631,916	738,951	(14%)

Southwest	992,334	1,024,717	(3%)

West Coast	1,817,644	1,885,245	(4%)

	$5,746,326	$6,579,003	(13%)

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
CTX Mortgage Company

	Quarter Ended June 30,
	2006	2005	Change
Originations
Builder	6,065	5,619	8%
Retail	8,917	12,311	(28%)

Total	14,982	17,930	(16%)

Loan Volume (in billions)	$3.49	$3.82	(9%)

Average Loan Size	$232,800	$213,100	9%

Operating Profit per Loan	$1,541	$1,187	30%

Attachment 8
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)

	As of June 30, 2006	As of March 31, 2006	As of June 30, 2005
Debt/Capitalization *
Debt	$4,842	$3,982	$3,438
Minority Interests	421	531	598
Less Minority Interests on Lot Options	(386)	(492)	(557)
Stockholders’ Equity	5,023	5,012	4,483

Capitalization	9,900	9,033	7,962
Less Unrestricted Cash	(75)	(37)	(47)

Net Capitalization	$9,825	$8,996	$7,915

Debt-to-Capitalization Ratio	48.9%	44.1%	43.2%

Net Debt-to-Capitalization Ratio	48.5%	43.9%	42.8%

Consolidated Debt/Capitalization **
Debt	$6,548	$6,059	$5,383
Minority Interests	422	532	600
Less Minority Interests on Lot Options	(386)	(492)	(557)
Stockholders’ Equity	5,023	5,012	4,483

Capitalization	11,607	11,111	9,909
Less Unrestricted Cash	(86)	(47)	(63)

Net Capitalization	$11,521	$11,064	$9,846

Consolidated Debt-to-Capitalization Ratio	56.4%	54.5%	54.3%

Consolidated Net Debt-to-Capitalization Ratio	56.1%	54.3%	54.0%

*	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not include debt attributable to Financial Services.

**	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.

Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. See Attachments 2 and 3 of the Earnings Release for more information.